UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      December 28, 2007

MERRIMAC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11201	22-1642321
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 Fairfield Place, West Caldwell, New Jersey		07006
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (973) 575-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2007, Merrimac Industries, Inc. and its wholly-owned subsidiary Filtran Microcircuits Inc. (“Filtran”) entered into an Asset Purchase Agreement (the “Agreement”), with Firan Technology Group Corporation, a company headquartered in Toronto, Ontario, Canada (“FTG”). Pursuant to the Agreement, Filtran sold substantially all of its assets to FTG, a publicly-held manufacturer of high technology/high reliability printed circuit boards, that has operations in Toronto, Ontario, Canada and Chatsworth, California.

The total consideration payable by FTG is Canadian $1,450,000 plus the assumption of certain liabilities of Filtran of approximately Canadian $360,000. FTG paid Canadian $800,000 of the purchase price at the closing, which occurred on December 28, 2007, with the balance payable near the conclusion of an eight-week transitional period.

The Agreement contains customary representations, warranties and covenants.

The description of the Agreement is qualified in its entirety by reference to the full text thereof, a copy which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits:

Exhibit Description

10.1
Asset Purchase Agreement, dated December 28, 2007, made between Filtran Microcircuits Inc. and Merrimac Industries, Inc and Firan Technology Group Corporation.

99.1
News Release, dated December 31, 2007, announcing the sale of substantially all of the assets of Filtran Microcircuits Inc. to Firan Technology Group Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAC INDUSTRIES, INC.

By: /s/ Robert V. Condon
Name: Robert V. Condon
Title: Vice President, Finance
and Chief Financial Officer

Date: January 4, 2008